                                                                      Exhibit 12

               HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            (Thousands of Dollars)

                                                                     Twelve Months Ended December 31,
                                                   --------------------------------------------------------------------
                                                      1993          1992           1991           1990          1989
                                                   ----------    ----------     ----------     ----------    ----------
Fixed Charges as Defined:

 (1) Interest on Long-Term Debt (A)(C)  . . .      $  380,089    $  428,152     $  447,701     $  433,435    $  416,325
 (2) Other Interest (C) . . . . . . . . . . .          12,364        19,273         41,332         48,872        46,205
 (3) Preferred Dividends Factor
         of Subsidiary (line 12)  . . . . . .          53,778        58,204         69,281         70,674        68,961
 (4) Interest Component of Rentals
         Charged to Operating Expense (C)   .           4,449         5,116          5,943          5,628         6,123
                                                   ----------    ----------     ----------     ----------    ----------

 (5) Total Fixed Charges  . . . . . . . . . .      $  450,680    $  510,745     $  564,257     $  558,609    $  537,614
                                                   ----------    ----------     ----------     ----------    ----------

Earnings as Defined:

 (6) Income Before Cumulative Effect of
         Change in Accounting   . . . . . . .      $  416,036    $  340,487     $  416,754     $  342,789    $  413,452
 (7) Income Taxes (B) . . . . . . . . . . . .         231,118       164,609        208,180        164,944       228,866
 (8) Fixed Charges (line 5) . . . . . . . . .         450,680       510,745        564,257        558,609       537,614
                                                   ----------    ----------     ----------     ----------    ----------
 (9) Earnings Before Income Taxes and Fixed
         Charges  . . . . . . . . . . . . . .      $1,097,834    $1,015,841     $1,189,191     $1,066,342    $1,179,932
                                                   ==========    ==========     ==========     ==========    ==========

Preferred Dividends Factor of
  Subsidiary:

(10) Preferred Stock Dividends of
         Subsidiary   . . . . . . . . . . . .      $   34,473    $   39,327     $   46,187     $   47,753    $   44,491
(11) Ratio of Pre-Tax Income to
         Net Income (line 6 plus line 7
         divided by line 6)   . . . . . . . .            1.56          1.48           1.50           1.48          1.55
                                                   ----------    ----------     ----------     ----------    ----------
(12) Preferred Dividends Factor of
         Subsidiary (line 10 times
         line 11)   . . . . . . . . . . . . .      $   53,778    $   58,204     $   69,281     $   70,674    $   68,961
                                                   ==========    ==========     ==========     ==========    ==========

Ratio of Earnings to Fixed Charges
  (line 9 divided by line 5)  . . . . . . . .            2.44          1.99         2.11             1.91          2.19


(A) Amounts differ from previously reported amounts for 1991 and 1992 because of the reclassification of interest income on ESOP note.

(B) Excluded from the 1992 and 1990 amounts is the income taxes related to the cumulative effect of changes in accounting principles of $48,517 and $219,718, respectively.

(C) Reflects reclassification for the years 1989-1992 due to the merger of Utility Fuels into HL&P.

                                                                      Exhibit 12

                       HOUSTON LIGHTING & POWER COMPANY
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                            (Thousands of Dollars)

                                                                      Twelve Months Ended December 31,
                                                   --------------------------------------------------------------------
                                                      1993          1992           1991           1990          1989
                                                   ----------    ----------     ----------     ----------    ----------
                                                                 (Restated)     (Restated)     (Restated)    (Restated)
Fixed Charges as Defined:

 (1)  Interest on Long-Term Debt  . . . . . .      $  276,049    $  311,208     $  326,722     $  319,713    $  309,742
 (2)  Other Interest  . . . . . . . . . . . .          12,317        19,548         41,216         36,006        33,471
 (3)  Amortization of (Premium) Discount  . .           7,234         5,346          4,209          4,764         4,537
 (4)  Interest Component of Rentals Charged
        to Operating Expense  . . . . . . . .           4,449         5,116          5,943          5,628         6,123
                                                   ----------    ----------     ----------     ----------    ----------

 (5)  Total Fixed Charges   . . . . . . . . .      $  300,049    $  341,218     $  378,090     $  366,111    $  353,873
                                                   ==========    ==========     ==========     ==========    ==========

Earnings as Defined:

 (6)  Net Income    . . . . . . . . . . . . .      $  484,223    $  509,462     $  518,899     $  476,962    $  522,104
 (7)  Cumulative Effect of Change in
      Accounting                                                     94,180
                                                   ----------    ----------     ----------     ----------    ----------
 (8)  Income Before Cumulative Effect of Change
        in Accounting   . . . . . . . . . . .         484,223       415,282        518,899        476,962       522,104
                                                   ----------    ----------     ----------     ----------    ----------

Income Taxes:

 (9)  Current   . . . . . . . . . . . . . . .         113,394       129,611        143,054        143,653       103,604
(10)  Deferred (Net)  . . . . . . . . . . . .         123,077        92,575         83,991         56,031       130,420
(11)  Cumulative Effect of Change in
      Accounting                                                     48,517
                                                   ----------    ----------     ----------     ----------    ----------
(12)  Total Income Taxes Before Cumulative
        Effect of Change in Accounting    . .         236,471       173,669        227,045        199,684       234,024
                                                   ----------    ----------     ----------     ----------    ----------

(13)  Total Fixed Charges (line 5)  . . . . .         300,049       341,218        378,090        366,111       353,873
                                                   ----------    ----------     ----------     ----------    ----------
(14)  Earnings Before Income Taxes and Fixed
        Charges (line 8 plus line 12 plus
          line 13)  . . . . . . . . . . . . .      $1,020,743    $  930,169     $1,124,034     $1,042,757    $1,110,001
                                                   ==========    ==========     ==========     ==========    ==========

Ratio of Earnings to Fixed Charges
  (line 14 divided by line 5) . . . . . . . .            3.40          2.73           2.97           2.85          3.14

Preferred Dividend Requirements:

(15)  Preferred Dividends   . . . . . . . . .      $   34,473    $   39,327     $   46,187     $   47,753    $   44,491

(16)  Less Tax Deduction for Preferred
        Dividends   . . . . . . . . . . . . .              54            56             56             56            56
                                                   ----------    ----------     ----------     ----------    ----------
(17)  Total   . . . . . . . . . . . . . . . .          34,419        39,271         46,131         47,697        44,435

(18)  Ratio of Pre-Tax Income to Net Income
        (line 8 plus line 12 divided by
          line 8)   . . . . . . . . . . . . .            1.49          1.42           1.44           1.42          1.45
                                                   ----------    ----------     ----------     ----------    ----------
(19)  Line 17 times line 18   . . . . . . . .          51,284        55,765         66,429         67,730        64,431

(20)  Add Back Tax Deduction (line 17)  . . .              54            56             56             56            56
                                                   ----------    ----------     ----------     ----------    ----------

(21)  Preferred Dividends Factor    . . . . .      $   51,338    $   55,821     $   66,485     $   67,786    $   64,487
                                                   ==========    ==========     ==========     ==========    ==========

(22)  Total Fixed Charges (line 5)  . . . . .      $  300,049    $  341,218     $  378,090     $  366,111    $  353,873

(23)  Preferrred Dividends Factor (line 21)            51,338        55,821         66,485         67,786        64,487
                                                   ----------    ----------     ----------     ----------    ----------

(24)  Total   . . . . . . . . . . . . . . . .      $  351,387    $  397,039     $  444,575     $  433,897    $  418,360
                                                   ==========    ==========     ==========     ==========    ==========

      Ratio of Earnings to Fixed Charges and
        Preferred Dividends Requirements
        (line 14 divided by line 24)  . . . .            2.90          2.34           2.53           2.40          2.65